Exhibit 99.1

Aebi Schmidt Group building momentum after merging with The Shyft Group;
Strong order backlog, additional synergy upside and commitment to delever

•
Successful completion of merger of Aebi Schmidt and Shyft on July 1, 2025 created global specialty vehicle leader with size and scale to drive significant growth opportunities; combined Company includes two reporting segments, North America and Europe / Rest of World. Resilient to trade tariffs with dedicated “local for local” production strategy

•	Merger integration progressing very well, confirming delivery of synergies of at least $25 to $30 million, with additional significant upside identified
•
Strong order backlog of $1.1 billion as of June 30, 2025, securing expected ramp-up in second half of year; solid North America customer quoting activity with parcel and commercial truck fleet customers; strong sales momentum in Europe and Rest of World with significant airport and municipal deal wins

•	Targeting substantial deleveraging until year-end 2026, to maintain flexibility for opportunistic tuck-in acquisitions; commitment to competitive quarterly dividend

CH-Frauenfeld, Switzerland, August 14, 2025 /PRNewswire/ -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt” or the “Company”), a world-class specialty vehicles leader, reported operating results for the second quarter ended June 30, 2025.

“The recent merger with The Shyft Group, which closed just 45 days ago, marks an exciting new chapter as we bring together the strengths of both legacy companies,” said Barend Fruithof, Aebi Schmidt Group Chief Executive Officer. “Our teams are intensely focused and hit the ground running post-close. We established a dedicated integration team and governance model to identify and execute opportunities, build an optimized structure, and unlock synergies throughout the combined business.”

M&A Transaction Update
•	On July 1, 2025, the Company completed the merger with The Shyft Group (“Shyft”), which immediately bolstered Aebi Schmidt’s market leading businesses and world class operations
•	Confirming delivery of at least $25 to $30 million of synergies; synergy upside includes additional cost savings and savings related to integration of Royal and Monroe service body production
•
Successfully executed tuck-in acquisitions made by Aebi Schmidt in municipal, Ladog (November 2024), and by Shyft in police upfit, Lightning Wireless Solutions (June 2025); Ladog delivers strong first half 2025 growth, with 62% year-over-year order intake increase

Basis of Financial Results
•	Second Quarter 2025 Financial Results for Aebi Schmidt and Shyft are presented on a standalone basis and reflect results prior to the merger closed on July 1, 2025
•
Combined First Half 2025 Financial Results include results for Aebi Schmidt and Shyft on a combined basis inclusive of the periods prior to the merger on July 1, 2025; historical information presented on a combined basis does not reflect pro-forma adjustments or adjustments for cost related to integration activities, cost savings or synergies that have or may be achieved if the merger closed on January 1, 2025

•	The Combined 2025 Financial Outlook is presented on a pro-forma basis as if the merger closed on January 1, 2025

Aebi Schmidt Second Quarter 2025 Financial Results
For the second quarter of 2025 compared to the second quarter of 2024:
•	Sales of $277.7 million, an increase of $11.2 million, or 4.2%, from $266.5 million
•	Net loss of $2.3 million, a decrease of $10.5 million from net income of $8.2 million
•	Adjusted EBITDA[1] of $21.3 million, or a 7.7% margin, a decrease of $4.6 million, from $25.9 million, or a 9.7% margin
•	Order Backlog of $745.4 million as of June 30, 2025, up $53.2 million, or 7.7%, compared to $692.2 million as of December 31, 2024
•	Profitability in second quarter of 2025 was impacted by one-time warranty and R&D expenses; exceptionally strong prior year quarter was supported by high-margin sales of pre-produced machines

Shyft Second Quarter 2025 Financial Results
For the second quarter of 2025 compared to the second quarter of 2024:
•	Sales of $176.0 million, a decrease of $16.8 million, or 8.7%, from $192.8 million
•	Net loss of $5.6 million, a decrease of $7.8 million from a net income of $2.2 million
•	Adjusted EBITDA[1] of $13.2 million, or a 7.5% margin, an increase of $2.7 million, from $10.5 million, or a 5.4% margin
•	Order Backlog of $322.5 million as of June 30, 2025, up $9.3 million, or 3.0%, compared to $313.2 million as of December 31, 2024
•	Sales at lower end of expectations, primarily due to weakness in walk-in-vans; profitability improvement driven by strong cost containment prior to merger

Combined First Half 2025 Financial Results
For the first half of 2025 compared to the first half of 2024:
•	Sales of $907.5 million, a decrease of $8.5 million, or 0.9%, from $916.0 million
■	Europe and Rest of World up 2.5% with continued strong momentum with airport customers, while agriculture business is lagging
■	North America down 2.0%, reflecting weakness in walk-in-vans in second quarter
•	Net loss of $7.3 million, a decrease of $21.7 million from net income of $14.4 million
•	Adjusted EBITDA[1] of $65.7 million, or a 7.2% margin, a decrease of $1.4 million, from $67.1 million, or a 7.3% margin
■	Slightly below prior year, due to slightly lower sales and one-time impacts
■	Adjusted EBITDA contribution of $42.5 million from legacy Aebi Schmidt and $23.2 million from legacy Shyft Group, or $58.2 million from North America and $7.5 million from Europe and Rest of World
•	Order Backlog of $1.1 billion as of June 30, 2025, up $62.5 million, or 6.2%, compared to $1.0 billion as of December 31, 2024
■	Europe and Rest of World backlog up 32.4% with landmark deals in the Netherlands for municipal products and in China for airport products
■	North America backlog up 0.6% with significant deals for Minneapolis airport and the Kansas City Department of Transportation

Marco Portmann, Aebi Schmidt Group Chief Financial Officer, commented, “Our combined first half results provide a strong foundation for future growth and improved profitability. We are encouraged by the continued engagement and positive sentiment from our customers. Our order backlog of $1.1 billion supports our expected ramp-up in the second half of 2025.”

1: See Non-GAAP Measures for additional information regarding non-GAAP financial metric

Capital Allocation Strategy and Quarterly Dividend Announcement
The combined Company's net debt as of June 30, 2025 was $446 million (excluding $59 million of long-term, subordinated shareholder loans at favorable fixed interest rates) and the combined Company’s balance sheet equity was well over $700 million, representing an equity ratio of approximately 40%.

Aebi Schmidt’s Board of Directors has declared the Company’s first quarterly cash dividend of $0.025 per share of common stock, which is tax free for Swiss shareholders. The quarterly dividend will be payable on September 29, 2025, to shareholders of record as of the close of business on August 29, 2025.2

“By the end of the year, we expect to significantly reduce net working capital, drive free cash flow generation, and improve cash conversion ratio. We are targeting to substantially delever over the medium term with a leverage ratio less than 2.0x, while maintaining flexibility for tuck-in acquisitions,” said Portmann. “We are also committed to a competitive quarterly dividend and to return capital to our shareholders over the long-term.”

2 For reference, please see Item 8.01 on Aebi Schmidt’s current report filed on Form 8-K on July 1, 2025 available here: https://www.sec.gov/ix?doc=/Archives/edgar/data/2048519/000114036125024294/ny20051374x1_8k.htm

Combined 2025 Financial Outlook
•	Combined Company guidance assumes merger closed on January 1, 2025
•
Annual Report on Form 10-K filing for Aebi Schmidt is expected to be released in the first quarter of 2026; Form 10-K will include legacy Aebi Schmidt results for the first half of 2025 and combined Aebi Schmidt and Shyft results for the second half of 2025

Portmann commented, “Despite a dynamic environment, we see good order momentum in Europe and Rest of World, including improving margins. In North America, we expect increased demand for walk-in-vans and further opportunities to secure significant customer awards. Our strong order backlog of $1.1 billion provides good revenue visibility for the second half of the year.”

The Company is introducing its full-year 2025 outlook, which includes combined pro-forma results of Aebi Schmidt and Shyft. Notwithstanding further changes in the operating environment, our outlook is as follows:
•	Sales of $1.85 to $2.0 billion; reflects a dynamic operating environment for our customers
•	Adjusted EBITDA of $145 to $165 million; does not include non-cash executive compensation adjustment

Fruithof concluded, “We are extremely excited about the potential of the combined Company to drive significant sales and EBITDA growth. Our merger integration activities are already yielding immediate results, positioning us well to meet our customers' evolving needs. With a resilient business model and a high performing, aligned organization, we are confident in our ability to create long-term value for shareholders.”

Conference Call and Webcast Information
The Company will host its second quarter 2025 earnings conference call on Thursday, August 14, 2025, at 8:30 A.M. Eastern Time. Barend Fruithof, Group Chief Executive Officer, and Marco Portmann, Group Chief Financial Officer, will lead the call.

Participants can access the conference call webcast at the following link:
https://edge.media-server.com/mmc/p/otytpqv2

Participants can register and receive an individualized pin to dial into the conference call telephonically at the following link:
https://register-conf.media-server.com/register/BI8391e8f258a04b0d9fa6e3714c780a84

Conference call materials to accompany the webcast and conference call can be accessed at the following link:
https://www.aebi-schmidt.com/investors

About Aebi Schmidt Group
Aebi Schmidt Group is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Group with its headquarters in Switzerland and listed on the Nasdaq has generated proforma sales of $1.9 billion in 2024 and employs over 6,000 people, after merging with The Shyft Group on July 1, 2025. Our production facilities and service and upfit centers are in Europe and North America, using state-of-the-art technology and continuously improved processes.

Further information
https://www.aebi-schmidt.com
https://www.youtube.com/user/AebiSchmidtGroup
https://media.aebi-schmidt.com (pictures, logos)

Investor Contact
investor.relations@aebi-schmidt.com

Forward-Looking Statements
This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2025 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise

Non-GAAP Financial Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures.  Aebi Schmidt utilizes Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt to separate the impact of certain items from the underlying business.  Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management.

To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2025.

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft
	2Q 2025	2Q 2025	2Q 2025
Net loss	$(2,322)	$(5,573)	$(7,895)

Add (subtract):
Interest expense	9,303	2,850	12,153
Depreciation & amortization	6,426	5,352	11,778
Income tax benefit	(890)	(1,285)	(2,175)
Restructuring and other related charges	393	5,316	5,709
Transaction related expenses and adjustments	6,521	6,526	13,047
Foreign exchange losses on external debt	2,600	-	2,600
Pension related income, net	(1,025)	-	(1,025)
Other	287	-	287

Adjusted EBITDA	$21,293	$13,186	$34,479

Note: For historical comparisons to Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft
	2Q 2024	2Q 2024	2Q 2024
Net income	$8,187	$2,164	$10,351

Add (subtract):
Interest expense	8,465	1,753	10,218
Depreciation & amortization	6,460	4,775	11,235
Income tax (benefit) expense	3,131	(109)	3,022
Restructuring and other related charges	-	1,146	1,146
Transaction related expenses and adjustments	-	399	399
Foreign exchange losses on external debt	141	-	141
Pension related income, net	(628)	-	(628)
Other	174	334	508

Adjusted EBITDA	$25,930	$10,462	$36,392

Note: For historical comparisons to Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft
	1H 2025	1H 2025	1H 2025
Net loss	$(260)	$(7,009)	$(7,269)

Add (subtract):
Interest expense	15,806	5,511	21,317
Depreciation & amortization	13,051	10,854	23,905
Income tax benefit	(103)	(631)	(734)
Restructuring and other related charges	767	5,672	6,439
Transaction related expenses and adjustments	11,576	8,757	20,333
Foreign exchange losses on external debt	3,582	-	3,582
Pension related income, net	(1,954)	-	(1,954)
Other	105	-	105

Adjusted EBITDA	$42,570	$23,154	$65,724

Note: For historical comparisons to Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft
	1H 2024	1H 2024	1H 2024
Net income (loss)	$16,934	$(2,505)	$14,429

Add (subtract):
Interest expense	17,577	3,806	21,383
Depreciation & amortization	12,827	9,210	22,037
Income tax expense	7,102	674	7,776
Restructuring and other related charges	-	1,198	1,198
Transaction related expenses and adjustments	-	399	399
Foreign exchange losses on external debt	(2,154)	-	(2,154)
Pension related income, net	(1,256)	-	(1,256)
Other	1,036	2,294	3,330

Adjusted EBITDA	$52,066	$15,076	$67,142

Note: For historical comparisons to Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

As of June 30, 2025	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft

Current portion of long-term debt	26,973	337	27,310
Long-term debt, less current portion	440,982	120,343	561,325
Total debt	$467,955	$120,680	$588,635

Subtract:
Cash and cash equivalents	63,579	19,905	83,484
Subordinated shareholder loans	58,845	-	58,845

Net debt	$345,531	$100,775	$446,306

Note: Net debt is defined as per terms of the Credit Facility Agreement entered in connection with the merger closing on July 1, 2025

Aebi Schmidt Group and Shyft Group
Combined Financial Summary (Non-GAAP)
(in thousands)
(Unaudited)

As of December 31, 2024	Aebi Schmidt Group	Shyft Group	Combined Aebi Schmidt + Shyft

Current portion of long-term debt	23,259	235	23,494
Long-term debt, less current portion	376,594	95,223	471,817
Total debt	$399,853	$95,458	$495,311

Subtract:
Cash and cash equivalents	65,173	15,780	80,953
Subordinated shareholder loans	51,982	-	51,982

Net debt	$282,698	$79,678	$362,376

Note: Net debt is defined as per terms of the Credit Facility Agreement entered in connection with the merger closing on July 1, 2025